                                    EXHIBIT 1

                                                                       Exhibit 1
                                                                       ---------

                                    AGREEMENT
                                    ---------

                  The undersigned hereby agree that this statement on Schedule 13D with respect to the beneficial ownership of shares of Common Stock of U.S. Homecare Corporation is filed jointly, on behalf of each of them.

Dated:   October __, 1997

                                    /s/ John W. Gildea
                                -----------------------------------------
                                         John W. Gildea

                                NETWORK FUND III, LTD.

                                By:      GILDEA MANAGEMENT COMPANY,
                                         Investment Advisor

                                         By:    /s/ John W. Gildea
                                            -----------------------------
                                              Name:      John W. Gildea
                                              Title:     President

                                NETWORK IV LLC

                                By:      GILDEA MANAGEMENT COMPANY,
                                         Investment Advisor

                                         By:    /s/ John W. Gildea
                                            -----------------------------
                                              Name:      John W. Gildea
                                              Title:     President